UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2013, W. Gordon Boyd, 65, President of Indian and Australian Markets of Commercial Vehicle Group, Inc. (the “Company”), announced that he will retire effective September 1, 2013.

The Company and Mr. Boyd expect to enter into a retirement agreement providing for (i) a tax equalization benefit if Mr. Boyd, a citizen of the United Kingdom, becomes subject to double taxation as a result of performing duties in the United States, (ii) an extension of medical benefits through the end of 2013 and (iii) reimbursement of expenses for a tax advisor to assist Mr. Boyd with preparing his tax returns. In addition, all of Mr. Boyd’s unvested restricted stock will vest upon his retirement in accordance with the terms of the Commercial Vehicle Group, Inc. Fourth Amended and Restated Equity Incentive Plan.

Item 8.01. Other Events.

On April 22, 2013, the Company issued a press release announcing Mr. Boyd’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

April 22, 2013	By:	/s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer